                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 16. 1997


                            PROGRESSIVE BANK, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        New York                      0-15025                    14-1682661
----------------------------        -----------              -------------------
(State or other jurisdiction        (Commission               (I.R.S. employer
      of incorporation)             file number)             identification no.)


   1301 Route 52, Fishkill, New York                               12524
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(Address of principal executive offices)                         (Zip code)


      Registrant's telephone number, including area code: (914) 897-7400


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS
--------------------

        On December 16, 1997, Progressive Bank, Inc. (the "Company") entered into an Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Merger Agreement") and two separate Stock Option Agreements with Hudson Chartered Bancorp, Inc. ("Hudson").

        The Merger Agreement provides that the Company and Hudson will be merged together (the "Merger") under the name of Premier National Bancorp, Inc. ("Premier"). Pursuant to the Merger Agreement, each outstanding share of Company common stock will be converted into the right to receive 1.82 shares of Premier's common stock and each outstanding share of Hudson common stock will remain as an outstanding share of Premier. The consummation of the Merger requires the satisfaction of certain conditions, including the approval of the Merger Agreement and the Merger by the shareholders of both the Company and Hudson, and the receipt of certain regulatory approvals. The Merger Agreement also contemplates the merger of the banking subsidiaries of the Company and Hudson into one commercial bank, to be called Premier National Bank.

        The first Stock Option Agreement grants the Company an option (the "Company Option") to purchase up to 19.99% (subject to adjustment described therein) of Hudson's outstanding shares of common stock at a purchase price of $21.75 per share. The second Stock Option Agreement grants Hudson an option (the "Hudson Option") to purchase up to 19.99% (subject to adjustment described therein) of the Company's outstanding shares of common stock at a purchase price of $36.63 per share. The Company Option and the Hudson Option are only exercisable upon certain events, as specified in the respective Stock Option Agreements, none of which has occurred as of December 16, 1997.

        In connection with the Merger, the directors of both the Company and Hudson have entered into certain individual letter agreements. Each director of the Company entered into a separate letter agreement with Hudson (the "Company Letter Agreements") in which such director generally agreed, among other things, to vote their individual shares of Company common stock for approval of the Merger Agreement. Correspondingly, each director of Hudson entered into a separate letter agreement with the Company (the "Hudson Letter Agreements") in which such director generally agreed, among other things, to do the same with respect to their individual shares of Hudson common stock.

        For information regarding the terms of the Merger Agreement and the Stock Option Agreements, reference is made to the Merger Agreement, the Stock Option Agreements, the forms of the Company Letter Agreement and the Hudson Letter Agreement and to the joint press release of the Company and Hudson dated December 16, 1997, which are attached hereto and incorporated by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
--------------------------------------------------------------------------

        (a)  Not Applicable

        (b)  Not Applicable

        (c)  Exhibits.

             2.1 Agreement and Plan of Reorganization and related Plan of Merger dated as of December 16, 1997. (Schedules omitted. The Company agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request.)

             10.1 Stock Option Agreement, dated as of December 16, 1997, between the Company (as the issuer) and Hudson (as the grantee).

                                       2
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             10.2 Stock Option Agreement dated December 16, 1997, between Hudson
                  (as the issuer) and the Company (as the grantee).

             10.3 Form of letter agreement between the Company directors and
                  Hudson.

             10.4 Form of letter agreement between the Hudson directors and the
                  Company.

             99.1 Joint Press Release dated December 16, 1997.

                                       3
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    PROGRESSIVE BANK, INC.



Date: December 21,  1997            By: /s/ Peter Van Kleeck
                                       -------------------------------------
                                       Peter Van Kleeck
                                       President and Chief Executive Officer

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